Consent of Independent Registered Public Accounting Firm

The Board of Directors

Prudential World Fund, Inc.:

We consent to the use of our reports dated December 16, 2014, with respect to Prudential Emerging Markets Debt Local Currency Fund and Prudential Jennison International Opportunities Fund, each a series of Prudential World Fund, Inc., incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York

January 28, 2015